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                                                                    Exhibit 3(a)


                              CERTIFICATE OF MERGER

                                       OF

                       SALOMON SMITH BARNEY HOLDINGS INC.

                                      INTO

                            SSBI MERGER COMPANY INC.

                UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW

         The undersigned corporations, as the constituent corporations in a merger (the "Merger") pursuant to section 904 of the Business Corporation Law (the "BLC"), certify that:


1. The constituent corporations are Salomon Smith Barney Holdings Inc., a Delaware corporation ("Mergeco"), and SSBHI Merger Company Inc., a New York corporation ("Surviveco")

              Surviveco is the surviving corporation.

              Mergeco was incorporated on March 14, 1960 in Delaware under the name Engelhard Industries, Inc. Its application for authority to do business in New York was filed by the Department of State on September 22, 1967.

              Surviveco was incorporated on February 23, 1977 in New York under the name Sutdex Real Estate, Inc.

2. The outstanding shares of capital stock of Mergeco consist of (i) 1,000 shares of common stock, one cent ($.01) par value, all of which are entitled to vote.

              The outstanding shares of capital stock of Surviveco consist of 10 shares of common stock, without par value, all of which are entitled to vote.

3. Article First of the Amended and Restated Certificate of Incorporation of the surviving corporation shall be amended to read in its entirety as follows:

              FIRST: Name
              The name of the corporation is Salomon Smith Barney Holdings Inc.

4.            The effective date of the Merger shall be July 1, 1999.

5.            The merger was authorized with respect to the domestic constituent
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              corporation, Surviveco, by the adoption of a plan of merger meeting the requirements of section 902 of the BCL by

                  (i)      the board of directors of Surviveco pursuant to
                           section 902 of the BCL and, after having been first duly executed on behalf of Surviveco and Mergeco; and

                  (ii) the written consent of the holders of all shares of Surviveco entitled to vote thereon pursuant to section 903 and 615 of the BCL.

The Merger is permitted by the laws of Delaware, the jurisdiction of Mergeco, the constituent foreign corporation, and is in compliance therewith.

This certificate is dated July 1, 1999 and is affirmed by each of the undersigned constituent corporations as true under the penalties of perjury.


SALOMON SMITH BARNEY HOLDINGS INC.


By /s/ Charles W. Scharf
   ------------------------------------------
       Charles W. Scharf
       Chief Financial Officer



By /s/ Andrew W. Alter
  -------------------------------------------
       Andrew W. Alter
       Assistant Secretary


SSBHI MERGER COMPANY INC.


By /s/ Charles W. Scharf
   -----------------------------------------
       Charles W. Scharf
       Chief Financial Officer


By /s/ Andrew W. Alter
   ------------------------------------------
       Andrew W. Alter
       Assistant Secretary